                           STOCK PURCHASE AGREEMENT

     This AGREEMENT is made as of October   , 1997, by and between MARKEL
CORPORATION, a Virginia corporation (the "Seller") and PMA REINSURANCE CORPORATION, a Pennsylvania corporation (the "Buyer").

                                   Preamble

     The Seller is the beneficial and record owner of all of the issued and outstanding shares of the common stock, $100.00 par value per share (the "Shares"), of Lincoln Insurance Company, a Delaware domestic insurance corporation (the "Company"). The Seller wishes to sell, and the Buyer wishes to purchase, all of the Shares upon the terms and subject to the conditions of this Agreement.

       Accordingly, in consideration of the premises and the mutual promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

                   Article 1.  Sale and Purchase of Shares.

1.1 Sale and Purchase of Shares. At the closing provided for in Section 2 (the "Closing") and upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, all of the Shares. In consideration thereof and the covenants of the Seller hereunder, the Buyer shall pay to the Seller an amount (the "Purchase Price") equal to $2.2 million in excess of the Statutory Capital and Surplus of the Company (hereinafter defined) existing at the close of business on the day immediately preceding the Closing (defined in Section 2.1), subject to any Unrealized Adjustment (hereinafter defined).

     1.1.1 "Statutory Capital and Surplus" of the Company at any time means the aggregate amount of capital and surplus of the Company for a period ending at such time as would be shown on page 3, line 25 of the Company's annual statement, prepared in accordance with Law for filing with the Delaware Department of Insurance in accordance with Statutory Accounting Principles (defined in Section 3.6), consistently applied with the principles applied to the preparation of the financial statement of the Company referred to in
     Section 3.6. Seller will prepare such a statement reflecting capital and surplus as of the Closing Date (the "Closing Date Statement").
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              Lincoln Insurance Company Stock Purchase Agreement

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     1.1.2  "Unrealized Adjustment" shall mean an adjustment for the difference between the aggregate market value of the Company's bonds and cash or cash equivalents (as reported at the close of business on the day immediately preceding the Closing by Bloomberg or a similar service mutually acceptable to the parties) and the amount at which such amounts would be reported on such date on page 2, lines 1 and 6 of the Company's annual statement.

1.2 Payment of Purchase Price. The Purchase Price shall be determined and paid as follows:

     1.2.1 Earnest Money Deposit. Prior to the execution hereof, Buyer deposited with Seller $50,000 as earnest money toward the purchase of the Shares (the "Earnest Money Deposit").

     1.2.2 Purchase Price Payable at Closing. At least two business days before the Closing, the Seller will deliver to the Buyer a reasonable estimate of the amount of the Company's Statutory Capital and Surplus which will exist at the Closing Date ("Seller's Estimated Statutory Capital and Surplus") and the amount of the Purchase Price based thereon (the "Estimated Purchase Price"), together with such details of the basis for such Estimated Purchase Price as the Seller shall have relied upon in making such estimate or as the Buyer shall reasonably request. At the Closing, the Buyer shall pay to Seller, in cash by interbank wire transfer of immediately available funds to an account previously designated by the Seller, an amount equal to the excess of the Estimated Purchase Price over the Earnest Money Deposit.

     1.2.3 Adjustment of Estimated Purchase Price. Within ten days after the Closing, the Buyer and Seller will agree upon the amount of the Company's Capital and Surplus (determined in accordance with Sections 3.6 and 3.7), the amount of any Unrealized Adjustment, and the amount of the Purchase Price based thereon. Promptly thereafter, Buyer shall pay to the Seller any shortfall, or the Seller shall pay to the Buyer any excess, as the case may be, of the Estimated Purchase Price compared to the Purchase Price as so determined.

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              Lincoln Insurance Company Stock Purchase Agreement

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1.3  Delivery of Shares.  At the Closing, the Seller shall deliver to the Buyer stock certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, and with all appropriate stock transfer stamps affixed.

                             Article 2.  Closing.

2.1 Closing Date and Location. The Closing of the sale and purchase of the Shares contemplated hereby shall take place at the offices of Seller in Glen Allen, Virginia at 10:00 a.m. local time, on the fifth full Business Day after satisfaction or waiver of all of the conditions set forth in Articles 7 and 8, or such other time or date as the Buyer and the Seller may otherwise agree in writing. The time and date upon which the Closing occurs is herein called the "Closing Date."

      Article 3  Representations, Warranties and Covenants of the Seller.

     The Seller represents, warrants and covenants to the Buyer as follows:

3.1 Due Incorporation and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, and is not a foreign person within the meaning of Section 1. 1445-2(b)(2)(i) of the Treasury Regulations (hereinafter defined), or any other applicable Treasury Regulations. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its Properties and to carry on its business as now and heretofore conducted. Neither the character of the properties currently owned or leased by the Company nor the current nature of its business makes necessary qualification by it to do business as a foreign corporation in any jurisdiction.

3.2 Subsidiaries and Other Affiliates. The Company does not directly or indirectly own or have the power to vote shares of any capital stock or other ownership interests of any corporation or other Person such that it has voting power to elect a majority of the directors of such corporation or other Persons performing similar functions for such Person, as the case may be.

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              Lincoln Insurance Company Stock Purchase Agreement

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Except for readily marketable securities held in its investment portfolio, the
Company does not directly or indirectly own any interest in any other Person.

3.3 Outstanding Capital Stock and Title to the Shares. The Company is authorized to issue (i) thirty-five thousand (35,000) shares of common stock, par value $100.00 per share, all of which shares are issued and outstanding, and
(ii) five thousand (5,000) shares of Adjustable Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, none of which is currently outstanding. There are no other authorized, issued or outstanding shares (including treasury shares) of capital stock or other equity securities of the Company, no securities of the Company convertible directly or indirectly into or exchangeable directly or indirectly for any capital stock or other equity security of the Company, no options, warrants, puts, calls or other rights (including any preemptive rights) to acquire directly or indirectly from the Company or Seller any capital stock or other equity security of the Company, and no other contracts, understandings, arrangements or obligations (whether or not contingent) by which the Company is or may be bound to issue or repurchase any capital stock or other equity security of the Company.

     3.3.1 All of the Shares are owned beneficially and of record by the Seller free and clear of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first or last refusal or offer, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than any applicable state and federal securities and insurance laws (collectively, "Liens"). Upon delivery of and payment for the Shares as herein provided, the Seller will convey to the Buyer good and valid title thereto, free and clear of any Lien, except for Liens arising through the Buyer or as a result of the Buyer's actions.

     3.3.2 All of the Shares are duly authorized and validly issued, fully paid and nonassessable.

     3.3.3 Except as provided in Section 3.12 (Required Consents), there are no restrictions on the sale by Seller of the Shares to Buyer, and no approval or consent of any Person is required for Seller to validly effect the sale of the Shares. The Company is not a party to any agreement concerning any or all of the Shares other than this Agreement.

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              Lincoln Insurance Company Stock Purchase Agreement

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     3.3.4  To the Knowledge of the Seller, any securities issued by the Company were issued in compliance with, or pursuant to available exemptions under, the Securities Act of 1933 ("1933 Act") and applicable state securities laws. To the Knowledge of the Seller, the Company has not failed to file any documents or failed to take any action required to be filed or taken under the 1933 Act or applicable state securities laws, and to the Knowledge of the Seller neither the Company nor any affiliate thereof is or has been subject to any action, proceeding, inquiry or investigation under any federal or state securities laws.

3.4 Authority to Execute and Perform Agreement; Enforceability. The Seller has the full legal right and power and all corporate authority and approvals required to execute and deliver this Agreement and the Related Agreements to which it is a party (defined in Section 8.3) and to perform fully its obligations hereunder. This Agreement and the Related Agreements to which Seller is a party have been duly executed and delivered by the Seller and each is a valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other such laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, as such may be applied by courts of competent jurisdiction.

3.5 Charter Documents and Corporate Records. The Seller has heretofore delivered to the Buyer true and complete copies of the Certificate of Incorporation and Bylaws, or comparable instruments, of the Company as in effect on the date hereof, and no amendments thereto shall be made from the date hereof through the Closing Date.

     3.5.1 Minute Books and Stock Certificate Books and Records. The minute books of the Company now contain, and on the Closing Date will contain, a true and complete record of all such records received by Seller from the previous owner of the Company, and all corporate action taken by Company since its acquisition by Seller prior to the date hereof, or hereafter taken on or prior to the Closing Date, at the meetings or by written consents of shareholders and directors and committees thereof. The stock certificate books and records of the Company accurately reflect the capital ownership of the Company.

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              Lincoln Insurance Company Stock Purchase Agreement

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3.6  Statutory Financial Statements.  The Seller has heretofore delivered to the
Buyer true and complete copies of the Annual Statements of the Company as filed with the Delaware Department of Insurance for the years ended December 31, 1995 and 1996, and will deliver before the Closing, a true and complete copy of the Quarterly Statement of the Company as filed with the Delaware Department of Insurance for the quarter ended September 30, 1997 (the "Quarterly Statement"). The balance sheet of the Company as of December 31, 1996, and the related statement of income and cash flow for the year then ended, included in the
Annual Statement for the year ended December 31, 1996, were prepared in conformity with the insurance laws of Delaware applicable to such reports of the Company and related regulations of the Delaware Department of Insurance ("Statutory Accounting Principles" or "SAP") consistently applied, except as otherwise noted therein, for the period covered thereby, and fairly present, in accordance with SAP, the statutory financial position of the Company as at the date thereof and the results of operations and cash flow of the Company for the period then ended; provided that this representation shall not be deemed to be
                   --------
breached by reason of the development of Reserves for Losses and Loss Adjustment Expenses and Reserves for Uncollectible Reinsurance after the date of such financial statement. The balance sheet of the Company as of September 30, 1997, and the related statement of income and cash flow for the period then ended, included in the Quarterly Statement were prepared in conformity with Statutory Accounting Principles applicable to interim financial statements consistently applied during the period involved, except as otherwise noted therein, subject to normal year-end adjustments, and fairly present, in accordance with SAP, the statutory financial position of the Company as at the date thereof and the results of operations and cash flow of the Company for the period then ended; provided that this representation shall not be deemed to be breached by reason
--------
of the development of Reserves for Losses and Loss Adjustment Expenses and Reserves for Uncollectible Reinsurance after the date of such financial statement.

3.7  Statutory Capital and Surplus. At the Closing:

          (a) the assets of the Company will consist solely of (i) cash and bonds and other obligations which are not voting securities of the kind described on Schedule

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              Lincoln Insurance Company Stock Purchase Agreement

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           3.7, having a fair market value reflected therefor on the Closing
           Date Statement and (ii) Non-Statement Assets (hereinafter defined) and

           (b) the liabilities of the Company, including any contingent liabilities, will consist solely of Non-Statement Liabilities (hereinafter defined).

     3.7.1 "Non-Statement Assets and Liabilities" are assets and liabilities, respectively, of the Company:

           (a) the existence of which does not breach any representation, warranty or covenant herein of the Seller, and

           (b) either (i) is not an asset or liability which would properly be reflected in, reserved against or disclosed by the Closing Date Statement or (ii) is offset in full by a related liability (in the case of assets) or asset (in the case of liabilities) properly reflected in or reserved against in the Closing Date Statement.

3.8 Undisclosed Liabilities. As of the date of this Agreement, the Company does not have any material liability or obligation of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as and to the extent reflected or reserved against in its December 31, 1996 balance sheet included within the SAP Financial Statements,
(ii) for liabilities and obligations incurred after the date of such balance sheet in the ordinary course of business, or (iii) the existence of which does not constitute a breach of any representations, warranties or covenants of the Seller hereunder; provided that this representation shall not be deemed to be
                  --------
breached by reason of the development of Reserves for Losses and Loss Adjustment Expenses and Reserves for Uncollectible Reinsurance after the date hereof. At the Closing, the Company will have no liability or obligation of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except for Non-Statement Liabilities.

3.9 Tax Matters. Since Seller's acquisition of the Company on May 26, 1995 (the "Acquisition Date"), the Company has timely filed (or has had filed on its behalf), or will cause to be timely filed, all Tax Returns required to be filed by it (or on its behalf). All such Tax Returns were true, correct and complete in all material respects.

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              Lincoln Insurance Company Stock Purchase Agreement

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     3.9.1   Since the Acquisition Date, the Company has timely paid all Taxes owed by or with respect to the Company. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of the Company required to be filed since the Acquisition Date and on or before the Closing Date. Since the Acquisition Date, the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or other Person.

     3.9.2 Schedule 3.9 sets forth the states in which the Company (or any consolidated, combined or unitary group of which the Company is a member) files Tax Returns, indicates to the Knowledge of the Seller the Tax Returns in such states that have been audited since the Acquisition Date, and indicates those Tax Returns in such states that currently are the subject of audit.

     3.9.3 There are no waivers or extensions of any applicable statute of limitations, or agreements to any extension of time, for the assessment or collection of taxes with respect to any tax returns, which waivers, extensions or agreements currently are in effect. No claim has been made in writing since the Acquisition Date, by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

     3.9.4 Since the Acquisition Date, the Company has not received a Tax Ruling or entered into a Tax Closing Agreement with any taxing authority. For purposes of the preceding sentence, the term "Tax Ruling" shall mean written rulings of a taxing authority relating to Taxes, and the term "Tax Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

     3.9.5 To the Knowledge of the Seller, no action, suit, proceeding, investigation, audit, claim or assessment is presently pending or threatened with regard to any Taxes that relate to the Company for which it could be liable.

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              Lincoln Insurance Company Stock Purchase Agreement

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     3.9.6   Except as set forth on Schedule 3.9, the Company is not required to make any adjustment pursuant to Section 481 of the Code by reason of a change in accounting method or otherwise.

     3.9.7 The Buyer will not be required to deduct and withhold any amount pursuant to Section 1445 of the Code, upon the consummation of the transactions contemplated hereby (the "Contemplated Transactions"), and the Seller will cause the necessary documents to be provided to the Buyer at the Closing to support such nondeduction and non-withholding, including appropriate affidavits referred to in Section 1445(b)(3) of the Code.

     3.9.8 There are no Liens for Taxes (other than for Taxes not yet due and payable) upon the assets of the Company.

     3.9.9 The Seller and the Company have been included in a consolidated return for Federal income tax purposes filed by Seller on behalf of itself, the Company, and other subsidiaries of Seller (or its predecessors) since 1995 (with respect to a stub period from May 26, 1995, to December 31, 1995), as common parent corporation of an "affiliated group" (within the meaning of Section 1504(a) of the Code) of which the Company is an "includible corporation" (within the meaning of Section 1504(b) of the Code). Such affiliated group has filed all income Tax Returns that it was required to file for each taxable period during which the Company was a member of the group. All such income Tax Returns were correct and complete in all respects. All income Taxes owed by such affiliated groups have been paid for each taxable period during which the Company was a member of the group.

     3.9.10 Since the Acquisition Date, the Company has not filed a consent under Section 341(f) (1) of the Code or agreed under Section 341(f) (3) of the Code to have the provisions of Section 341(f) (2) of the Code applied to the sale of its capital stock. The Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payments, that will not be deductible in full by reason of Code section 280G.

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              Lincoln Insurance Company Stock Purchase Agreement

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3.10 Compliance with Laws. The Company is not in violation, nor to the
Knowledge of the Seller has there been a violation by the Company that has not been corrected, of any applicable Order, or any applicable Law, of any Governmental Body, which violation could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company.

     3.10.1 The Seller has heretofore delivered to the Buyer true and complete copies of the triennial report for the Company covering the three (3) year period ended December 31, 1993 prepared by the Delaware Insurance Department. The foregoing triennial report is the most recent report of examination of the Company by the Delaware Insurance Department that has been provided to the Company. No understandings, agreements or stipulations exist between the Delaware Insurance Department and the Seller or the Company relating to the conduct of the Company except to the extent expressly contained in the Examination Report, and except that Seller has an understanding with the Department that Statutory Capital and Surplus will not be reduced by reason of dividends below an amount equal to 25% of Company reserves. To the Knowledge of the Seller, the Delaware Insurance Department has not since the Acquisition Date notified the Company of any deficiencies or concerns material to the financial condition or operations of the Company.

3.11 Licenses. The Company is duly qualified and licensed as an insurance company in the State of Delaware and is in good standing as such in such State.
Schedule 3.11 lists and provides a description of (i) the jurisdictions in which the Company currently possesses licenses or other approvals to conduct an insurance business, including any approvals or authorization necessary to conduct a surplus lines business (collectively, "Insurance Licenses"), and (ii) the jurisdictions in which the Company possessed an Insurance License at May 30, 1995, which License has since been terminated, withdrawn, suspended, abandoned, or revoked, whether voluntarily or involuntarily, and describes the circumstances of such termination, withdrawal, suspension, abandonment, or revocation. The Company is not required by applicable law to have any other Insurance Licenses for the legal and valid conduct of its business as presently conducted. The Company has heretofore made available to the Buyer true and complete copies of all of such

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              Lincoln Insurance Company Stock Purchase Agreement
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Insurance Licenses as are currently in effect.  To Seller's Knowledge, all
Licenses and Insurance Licenses are valid and in good standing and are in full force and effect, except as otherwise noted on Schedule 3.11.

3.12 No Breach. The execution, delivery and performance of this Agreement by the Seller and the consummation of the Contemplated Transactions will not (i) violate any provision of the Articles of Incorporation or By-laws (or comparable instruments) of the Company or the Seller; (ii) require the Company or the Seller to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, except as set forth on Schedule 3.12 (the "Required Consents"); (iii) if the Required Consents are obtained, except as set forth on Schedule 3.12, violate, result with the passage of time or the giving of notice, or both, in the breach of any of the terms of, result in a modification of the effect of, otherwise cause the termination of or constitute a default under, any contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which the Company or the Seller is a party or by or to which either of them or any of their Properties (including the Shares) may be bound or subject, or result in the creation of any Lien upon the Properties of the Company or the Seller (including the Shares) pursuant to the terms of any such Contract, other than Liens arising under this Agreement; (iv) if the Required Consents are obtained, except as set forth on Schedule 3.12, violate any Order of any Governmental Body against, or binding upon, the Company or the Seller or upon any of their Properties (including the Shares) or upon their respective businesses; or (v) if the Required Consents are obtained, except as set forth on
Schedule 3.12, violate any Law; other than, in the case of clauses (iii) through
(v) above, where such violation, conflict, breach, modification, termination or Lien may arise or have arisen as a result of actions taken by the Buyer, or would not have a material adverse effect on the financial condition, results of operations or business of the Company or the Seller, as the case may be.

3.13 Claims and Proceedings. Except as set forth on Schedule 3.13, there are no outstanding Orders of any Governmental Body against or involving, or to the Knowledge of the Seller threatened against, the Company. Other than as may arise in the ordinary course of the Company's business with respect to claims made under insurance policies written by the Company

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              Lincoln Insurance Company Stock Purchase Agreement
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or reinsurance agreements entered into by the Company, there are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") pending, or to the Knowledge of the Seller threatened, against or involving the Company or any of its Properties, except for audits in connection with reinsurance agreements.

3.14 Contracts. Other than intercompany agreements between Seller or its affiliates and the Company, there are no material contracts to which the Company is a party on the date hereof, including but not limited to: (i) partnership or joint venture agreements; (ii) contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company in any line of business or in any geographical area; (iii) contracts relating to the borrowing of money; (iv) management contracts and other similar agreements; (v) contracts with any other insurance company, managing general agent, underwriting manager or any other Person, pursuant to which the Company has delegated underwriting and/or claims settlement authority; (vi) agency, brokerage or other similar insurance sales or marketing contracts; (vii) any contract, other than insurance contracts issued in the ordinary course of business, with Seller or any subsidiary of Seller or any officer, director or Affiliate of Seller; (viii) guaranties; and (ix) any other contracts.

3.15 Real Estate. There do not exist (i) any real property owned by the Company, (ii) any leases or subleases under which the Company is the lessor or lessee of any real property, or (iii) any options held by the Company or contractual obligations on its part to purchase, acquire, sell or dispose any material interest in real property.

3.16 Third Party Rights. No third Person has any rights to any property or asset of the Company, tangible or intangible, in whole or in part (including without limitation, any patent, copyright, trade secret, business name, trade name, trademark or proprietary information), which shall materially impair Buyer's interest in the Company.

3.17 Reinsurance. To the Knowledge of the Seller, Schedule 3.17 contains a complete and correct list of all Contracts entered into since 1976 regarding reinsurance, coinsurance, excess insurance, ceding of insurance, assumption of insurance or indemnification with respect to insurance to which the Company is a party (as either a ceding or assuming party) (individually a

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               Lincoln Insurance Company Stock Purchase Agreement
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"Reinsurance Agreement" and collectively the "Reinsurance Agreements"). To the
Knowledge of the Seller, except to the extent of a commutation of either (i) an entire Reinsurance Agreement or (ii) that portion of such Reinsurance Agreement associated with any particular reinsurer, all such treaties or agreements are in full force and effect. To the Knowledge of the Seller, no other party to any such Reinsurance Agreement has given written, or to the Knowledge of the Seller oral, notice of termination or cancellation of any such Reinsurance Agreement other than in accordance with the terms of such Reinsurance Agreement.

3.18 Policies of Insurance Written by the Company. Except for any failures to comply or file which did not and are not reasonably expected to result in the imposition of a material fine or penalty against the Company, all policies and contracts of insurance or reinsurance issued by the Company since the Acquisition Date are in compliance, and at their respective dates of issuance were in compliance, in all material respects with all applicable Laws and, to the extent required under applicable Law, (i) are on forms approved by the appropriate Governmental Bodies in the jurisdictions where issued or (ii) were filed with and not objected to by such Governmental Bodies within the period provided for objection. The Company has issued no policies of insurance since November 30, 1995.

3.19 Certain Business Practices. To the Knowledge of the Seller, all material insurance or reinsurance Claims that have become payable by the Company have been paid, reserved against, or provided for in the Company's accounts, in accordance with the terms of the insurance or reinsurance policy or contract under which they arose.

3.20 Title to Properties At the Closing, the Company will own outright all of the assets reflected in the Closing Date Statement, subject only to Liens on statutory deposits with state insurance departments.

3.21 Employee Benefits. Since the Acquisition Date, the Company has not been a party to any employee benefit plan subject to section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, under which the Company has any liability with respect to any current or former employee of the Company.

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3.22 Employees.  The Company does not now, and at Closing will not, employ any employees. The Company is not a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Seller, purporting to represent or attempting to represent any such employees.

3.23 Operations of the Company. Except as set forth on Schedule 3.23, since December 31, 1996 the Company has not:

     3.23.1   incurred any indebtedness for borrowed money;

     3.23.2 amended its Certificate of Incorporation or By-laws (or comparable instruments) or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

     3.23.3 issued or sold any shares of any class of its capital stock, or any securities convertible into or exchangeable for any such shares; or issued, sold, granted or entered into any subscriptions, options, warrants, conversion or other rights agreements to purchase or acquire any such securities;

     3.23.4 adopted or amended any employment, collective bargaining, bonus, profit-sharing, compensation, pension, retirement, vacation, severance, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of any officer, director, employee, agent or consultant;

     3.23.5 mortgaged or pledged any of its real property or other Properties or assets, whether tangible or intangible, except for Liens on statutory deposits with state insurance departments; or

     3.23.6 taken any action or, to the Knowledge of Seller, omitted to take any action that would result in the occurrence of any of the foregoing.

            Article 4.  Representations and Warranties of the Buyer.

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     The Buyer represents and warrants to the Seller as follows:

4.1 Due Incorporation and Authority. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

4.2 Authority to Execute and Perform Agreement; Enforceability. The Buyer has the full legal right and power and all corporate authority and approvals required to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by the Buyer and is a valid and binding obligation of the Buyer enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other such laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, as such may be applied by courts of competent jurisdiction.

4.3 No Breach. The execution, delivery and performance of this Agreement by the Buyer and the consummation of the Contemplated Transactions will not (i) violate any provision of the Articles of Incorporation or By-laws (or comparable instruments) of the Buyer; (ii) require the Buyer to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, except as set forth on Schedule 4.3 (the "Buyer's Consents"); (iii) if the Buyer's Consents are obtained, violate any Order of any Governmental Body against, or binding upon, the Buyer or upon any of its Properties or upon its business; or (iv) if the Buyer's Consents are obtained, violate any Law; other than, in the case of clauses (iii) and (iv), where such violation would not have a material adverse effect on the financial condition, results of operations or business of the Buyer.

4.4 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving, or to the knowledge of the Buyer threatened against, the Buyer, and no Claims pending against or involving the Buyer which would have a material adverse effect on the ability of the Buyer to consummate the Contemplated Transactions.

4.5 Financing. The Buyer has on the date of execution of this Agreement and will have at the Closing sufficient immediately available funds, in cash or pursuant to credit agreements in effect on the date of this Agreement, to pay the Purchase Price.

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4.6  Purchase for Investment.  The Buyer is purchasing the Shares for its own account for investment and not for resale or distribution, and will not sell or otherwise transfer the Shares except in accordance with all applicable federal and state securities laws. For purposes hereof, the foregoing representation shall not be deemed breached by reason of Buyer's subsequent transfer of the Company to an affiliate of Buyer.

                     Article 5.  Covenants and Agreements.

5.1 Conduct of Business. From the date hereof through the Closing Date without the prior written consent of the Buyer, the Seller shall cause the Company not to issue any policies of insurance or undertake any of the actions specified in
Section 3.23. The Seller shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a material violation or breach of any representation or warranty, or cause such representation or warranty to be materially untrue as of the Closing Date (assuming such event, condition or circumstance existed on the Closing Date), or that would constitute a material violation or breach of any covenant of the Seller contained in this Agreement.

5.2 Corporate Examinations and Investigations. Prior to the Closing Date, the Seller will, and will cause the Company to, give to the Buyer and its employees and representatives, access to all of the Company's Properties, books and records, to make such examination of the business, operations and financial condition of the Company as the Buyer wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the Seller shall, and shall cause the Company to, cooperate fully therein. In order that the Buyer may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as it may wish of the affairs of the Company, the Seller shall make available and shall cause the Company to make available to the representatives of the Buyer during such period all such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request, permit the representatives of the Buyer access to the Properties of the Company and all parts thereof, and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such

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representatives in connection with such review and examination.  If this
Agreement terminates, (i) the Buyer shall keep confidential and shall not use in any manner any information or documents obtained from the Company concerning its Properties, businesses and operations, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Buyer independently of any investigation of the Company, and
(ii) any documents obtained from the Company and all copies or extracts thereof shall be returned.

5.3 Publicity. Except as required by law, regulation or stock exchange requirements, neither of the parties hereto shall, without the consent of the other, make any public announcement or issue any press release with respect to the Contemplated Transactions. Prior to making any such public announcement or issuing any such press release the parties hereto shall, to the extent possible, consult with the other party as to the content of such public announcement or press release.

5.4 Indemnification for Broker's Fees. The Seller represents and warrants to the Buyer that no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company or the Seller in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or the Seller, or any action taken by the Company or the Seller. The Seller agrees to indemnify and hold the Buyer harmless from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Company or the Seller, and to bear the cost of legal expenses incurred in defending against any such claim. The Buyer represents and warrants to the Seller that no Broker has acted on behalf of the Buyer in connection with this Agreement or the Contemplated Transactions, and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer, or any action taken by the Buyer. The Buyer agrees to indemnify and hold the Seller and its Affiliates harmless from and against any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Buyer, and to bear the cost of legal expenses incurred in defending against any such claim.

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5.5  Tax Matters.

     5.5.1 Seller shall prepare and file, or cause to be prepared and filed, all Consolidated Returns required to be filed by or on behalf of the Company for the period ending on or before the Closing Date and, without limiting the Buyer's obligations set forth in Section 5.5.3, shall pay, or cause to be paid, all Taxes shown as due on such Consolidated Returns. Seller shall include the income of the Company on the Seller Consolidated Returns for all periods through the close of business the day before the Closing Date and pay any federal income Taxes attributable to such income.

     5.5.2 Subject to the provisions of Section 5.5.5, the Seller shall be liable to the Buyer for, and shall hold the Buyer and the Company harmless from and against, any and all Taxes due or payable by the Company for any taxable year or tax period ending on or before the Closing Date. Taxes for which the Seller shall be liable and shall hold the Buyer and the Company harmless from and against under the preceding sentence shall include, without limitation, Taxes (i) the liability for which arises under Treasury Regulations 1.1502-6 and 1.1502-78 or comparable provisions of state or local law as a result of the Company having been included in a group filing Consolidated Returns, (ii) the liability for which arises because the Company ceases on the Closing Date to be a member of a group filing Consolidated Returns, and (iii) that are due or payable by the Buyer or the Company and result from or arise out of the Contemplated Transactions or resulting from elections by the Seller and the Buyer (express or deemed) under Section 338(h)(10) of the Code (or comparable provisions of state or local tax laws).

     5.5.3 Subject to the provisions of Section 5.5.5, the Buyer and the Company shall be liable for, and shall hold the Seller harmless from and against, any and all Taxes due or payable by the Company with respect to the Company for any taxable year or tax period beginning after the Closing Date except, in accordance with Section 5.5.4, to the extent that such Taxes result from elections by the Seller and the Buyer (express or deemed) under Section 338(h)(10) of the Code (or comparable provisions of state or local tax law).

     5.5.4 Buyer and Seller agree that both parties shall make an election under Section 338(h)(10) of the Code (or comparable provision of state or local tax laws) with respect

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     to the acquisition of the Company, but that any Taxes resulting from such election shall be paid by the Seller and Seller shall indemnify and hold Buyer harmless from and against such Taxes. Buyer shall be responsible for preparing all forms and documents in connection with such election. Seller shall execute and deliver to Buyer such forms and documents as are responsibly required to complete such election.

     5.5.5 Any Taxes for a tax period beginning before the Closing Date and ending after the Closing Date shall be apportioned between the Seller and the Buyer, in the case of real and personal property taxes and franchise taxes not based on gross or net income, on a per diem basis and, in the case of other Taxes, shall be determined by (i) assuming that the Company's taxable year (including the taxable year of organizations in which it owns a partnership interest or other equity interest) ends as of the close of business on the Closing Date; (ii) closing on an actual basis the Company's books as of the close of business on such date; and (iii) preparing a Tax return based on the income, gain, deduction, losses and credits as so determined under an accurate and appropriate accounting method and, to the extent permissible, on a basis consistent with the methodology and elections employed in prior years. Each such portion of such period shall be deemed to be a tax period subject to the provisions of Sections 5.5.2 and 5.5.3 above.

     5.5.6 The Buyer shall cause the Company to file any federal, state, local or foreign Tax Return (other than any Consolidated Return) required to be filed after the Closing Date with respect to the business, activities or assets of the Company (the "Post-Closing Returns") and, without limiting the Seller's obligations set forth in Section 5.5.2, the Company shall pay or cause its subsidiaries or Affiliates to pay all Taxes shown as due on any Post-Closing Returns. Any Post-Closing Returns that relate (in whole or in part) to tax periods beginning before the Closing Date (the "Straddle Returns") shall be prepared as promptly as possible after the Closing Date, but in no event later than three weeks prior to the due dates thereof, as such dates may be extended. Immediately after preparation of the Straddle Returns, the Buyer shall provide the Seller with copies of the Straddle Returns. Not less than five days before the due dates of such returns the Seller shall forward to the Buyer or the Company any comments it may have relating to such returns.


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     5.5.7  Any refunds of Taxes that were paid in respect of a taxable year or tax period (including a period deemed to be a tax period under Section 5.5.5) of the Company ending on or before the Closing Date shall be for the account of the Seller, and any refund of Taxes that were paid in respect of a taxable year or tax period (including a period deemed to be a tax period under Section 5.5.5) of the Company beginning on or after the Closing Date shall be for the account of the Buyer.

     5.5.8 If the Buyer or the Company becomes aware of any assessment, official inquiry, examination or proceeding that could reasonably result in an official determination with respect to any Tax for which the Seller could be liable pursuant to Section 5.5.2, the Buyer shall promptly so notify the Seller in writing. If the Seller becomes aware of any official inquiry, examination or proceeding that could reasonably result in an official determination with respect to any Taxes related to the business, activities or assets of the Company (including, without limitation, any assessment, official inquiry, examination or proceeding with respect to any Consolidated Return), the Seller shall promptly so notify the Buyer, in writing.

     5.5.9 The Seller shall have the right to exercise control over the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding with respect to any Consolidated Return for federal income taxes or any inquiry, examination or proceeding that relates to Taxes for which the Seller is liable to the Buyer under Section 5.5.2, and the Seller shall pay any expenses incurred in connection therewith, provided that (i) the Seller shall keep the Buyer informed of all material developments with respect to such inquiry, examination or proceeding if it relates to any Tax for which the Buyer could be liable under Section 5.5.3 and (ii) the Seller shall not settle or compromise any such inquiry, examination or proceeding that relates to any Tax for which the Buyer could be liable under Section
     5.5.3 without the consent of the Buyer, which consent shall not be unreasonably withheld. The Buyer shall cooperate with the Seller at Seller's expense, as the Seller may reasonably request, in any such inquiry, examination or proceeding.

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     5.5.10  Except as provided in Section 5.5.9, the Buyer shall have the right to exercise control over the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding with respect to Taxes related to the business, activities or assets of the Company that relates only to Taxes for which the Buyer is liable to the Seller under Section 5.5.3; provided that (i) the Buyer shall keep the Seller informed of all
            --------
     material developments with respect to such inquiry, examination or proceeding if it relates to any Tax for which the Seller could be liable under Section 5.5.2 and (ii) the Buyer shall not settle or compromise any such inquiry, examination or proceeding that relates to any Tax for which the Seller could be liable under Section 5.5.2 without the consent of the Seller, which consent shall not be unreasonably withheld. The Seller shall cooperate with the Buyer at the Buyer's expense, as the Buyer may reasonably request, in any such inquiry, examination or proceeding.

     5.5.11 As used in this Agreement, the following terms shall have the following meanings:

               (i) "Code" means the Internal Revenue Code of 1986, as amended, and the applicable final Treasury Regulations promulgated thereunder, or corresponding provisions of future laws.

               (ii) "Consolidated Returns" means any consolidated federal income tax return or similar return with respect to any other Tax on behalf of an affiliated group of corporations of which the Company was or is includible as a member for any portion of such taxable period of the Company beginning before the Closing Date.

               (iii) "Taxes" (or "Tax" where the context requires) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not



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          measured in whole or in part by net income, and including
          deficiencies, interest, additions to tax or interest and penalties with respect thereto.

               (iv) "Tax Return" means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes to be supplied to a taxing authority in connection with any Taxes.

               (v) "Treasury Regulations" means the final Regulations promulgated under the Internal Revenue Code of 1986, as amended (or corresponding future law), or corresponding future final regulations.

5.6 Management Agreements. The Seller and the Company will cause all Management Agreements to be terminated at or prior to the Closing with no further liability on the part of the Company.

5.7 Reinsurance Agreement. At or prior to the Closing the Seller will cause Essex Insurance Company ("Essex"), a wholly-owned subsidiary of the Seller, and the Company to execute and deliver a reinsurance agreement, dated as of the Closing Date, in substantially the form of Schedule 5.7 (the "Essex Reinsurance Agreement"), with such changes therein as may be made in response to regulatory comments and which are mutually acceptable to the parties.

5.8  Further Assurances.

     5.8.1 Each of the parties shall execute, at its expense, such documents and take such commercially reasonable actions as may be required or desirable to carry out the provisions hereof and the Contemplated Transactions, including without limitation: promptly after the date hereof preparing and filing a Form A Statement with the Delaware Insurance Department and any other Insurance Department where such filing is required, and any other filings required to be made to obtain the Required Consents; and the furnishing of all information as may be required by the Delaware Commissioner of Insurance or the Delaware Department of Insurance, any other state regulatory agency asserting jurisdiction, in order that the requisite approvals for the purchase and sale of the

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     Shares and the Contemplated Transactions be obtained or to cause any applicable waiting periods to expire.

     5.8.2 Each party will use commercially reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the request of the other party will, at or after the Closing, without further consideration, promptly execute and deliver, or cause to be executed and delivered, such additional documents, instruments, conveyances and assurances and take such other actions as the other party may reasonably deem necessary or desirable to implement any provision of this Agreement and to render effective the consummation of the Contemplated Transactions, including, without limitation, the transfer to the Buyer of the ownership of the Company. In addition, the Seller and Buyer will use best efforts to ensure to the extent practicable that all existing Insurance Licenses are retained by the Company through the Closing Date.

5.9  Books and Records of the Company.

     5.9.1 The Seller agrees to deliver to the Buyer at or as soon as practicable after the Closing, all books and records relating to the corporate governance or Insurance Licenses of the Company (including but not limited to, correspondence, memoranda, and the like).

     5.9.2 For a period of seven (7) years following the Closing, or for such longer periods as may be required to satisfy applicable Laws, the parties shall retain all books and records in their respective possessions (a) relating to Taxes, including, without limitation, accounting and tax records and information pertaining to events occurring prior to the Closing Date, and (b) required to be retained pursuant to obligations imposed by any Law (such books and records of the business of the Company collectively, the "Records"). During such period, each party shall provide the other with reasonable access to the Records for review and copying.

     5.9.3 If original documents are required to respond to legal process in connection with the conduct by either party of any litigation, arbitration, audit, settlement proceedings or negotiations with third parties with respect to its conduct of the business of the Company ("Legal Proceedings"), such party, subject to applicable laws, regulations or agreements, shall be permitted to remove such Records temporarily from the other party's premises;


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      provided that such party shall return such original documents to such
      --------
      other party as promptly as practicable after such time when such original documents are no longer required in connection with such Legal Proceedings.

      5.9.4 If, in connection with Legal Proceedings, the Buyer or the Seller shall require the assistance of the other party's employees, such party shall provide such employees to the requesting party as are reasonably required by such requesting party. The requesting party shall pay such other party's out-of-pocket costs incurred in connection with such use of such party's employees and shall reimburse such party for the number of whole business days spent by each such employee in providing such services at the rate equal to the average daily gross pay (excluding the value of employee benefits) of such employee during each calendar month in which such services are performed.

5.10 Confidentiality Agreement. Except to the extent inconsistent with the express terms hereof, the terms and conditions of that certain Confidentiality Agreement dated as of June 2, 1997 between Buyer and Seller shall continue to apply to the transactions contemplated hereby and is incorporated herein by reference and made a part hereof.

5.11 Negotiations with Others. From the date hereof until the Closing, the Seller will not, and shall cause the Company not to, directly or indirectly, without the written consent of the Buyer, (i) initiate discussions or engage in negotiations concerning any sale of the Shares or of any merger, sale of assets or similar transaction involving the Company with, or (ii) furnish or cause to be furnished any non-public information concerning the Company to, any Person other than the Buyer and its agents and representatives. The Seller agrees to disclose to the Buyer the existence and content of any formal inquiries by or discussions with a third party relating to an acquisition of the stock or assets of the Company as soon as practicable after they take place.

       Article 6.  Conditions Precedent to the Obligation of the Buyer to Close.

     The obligation of the Buyer to enter into and complete the Closing is subject, at the option of the Buyer, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which (other than Section 6.2, insofar as it relates to the Delaware Commissioner




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of Insurance or the Delaware Department of Insurance, and Section 6.3) may be
waived by the Buyer in its sole discretion:

6.1 Representations and Covenants. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same force and effect as though made on and as of the Closing. The Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Seller on or prior to the Closing Date. The Seller shall have executed and delivered to the Buyer a certificate, dated the date of the Closing, to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

6.2 Consents and Approvals; Insurance Licenses. All consents or approvals required for the consummation of the sale of the Shares and the Contemplated Transactions from the Delaware Commissioner of Insurance or the Delaware Department of Insurance or any other Governmental Body having jurisdiction over the Company or the consummation of the Contemplated Transactions shall have been obtained and be in full force and effect. All Insurance Licenses listed as being valid and in good standing and in full force and effect in Schedule 3.11 shall continue to so remain at the Closing.

6.3 Litigation. No Claim shall have been instituted before any Governmental Body, or instituted or threatened by any Governmental Body, to restrain, modify or prevent the carrying out of the Contemplated Transactions.

6.4 Affiliate Transactions. The Seller shall have delivered to the Buyer evidence reasonably satisfactory to the Buyer that, except as set forth on
Schedule 6.4, all agreements between the Company, on the one hand, and Seller and/or any Affiliate of Seller, on the other hand, shall have terminated without any continuing obligations of the Company remaining thereunder.

6.5 Resignations. The Company shall have caused the current Officers and Directors of the Company to resign, and shall have obtained written resignations
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which provide that all such persons waive and generally release the Company from any and all damages, claims, causes of action, liabilities and obligations of which they are or later become aware, and in particular release any claims for indemnification they may have under the Company Bylaws.

       Article 7. Conditions Precedent to the Obligation of the Seller to Close.

     The obligation of the Seller to enter into and complete the Closing is subject, at the option of the Seller, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which (other than Section 7.2, insofar as it relates to the Delaware Commissioner of Insurance or the Delaware Department of Insurance, and Section 7.3) may be waived by the Seller in its sole discretion:

7.1 Representations and Covenants. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date. The Buyer shall have executed and delivered to the Seller a certificate, dated the date of the Closing, to the foregoing effect and stating that all conditions to the Seller's obligations hereunder have been satisfied.

7.2 Consents and Approvals. All consents or approvals required for the consummation of the sale of the Shares and the Contemplated Transactions from the Delaware Commissioner of Insurance or the Delaware Department of Insurance or any other Governmental Body having jurisdiction over the Company and the consummation of the Contemplated Transactions shall have been obtained and be in full force and effect.

7.3 Litigation. No Claim shall have been instituted before any Governmental Body, or instituted or threatened by any Governmental Body, to restrain, modify or prevent the carrying out of the Contemplated Transactions.

                   Article 8.    Indemnification and Remedies

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8.1  Definition of "Representations and Warranties."  The "Representations
and Warranties" of the Seller means all of the representations and warranties of the Seller set forth in Article 3 and the statements set forth in any certificate referred to in Section 6.1. The "Representations and Warranties" of Buyer means all of the representations and warranties of the Buyer set forth in
Article 4 and the statements set forth in any certificate referred to in Section 7.1.

8.2 Survival of Representations, Warranties and Covenants; Right to Indemnification Not Affected by Knowledge. All Representations and Warranties of each of the parties hereto, and all Covenants of each of the parties set forth in this Agreement, will survive the Closing. The right of a party to indemnification pursuant hereto will not be affected by any investigation conducted or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy of or compliance with any Representation, Warranty or Covenant of another party hereto. The waiver by a party hereto of any condition based on the accuracy of any Representation or Warranty, or on the performance of or compliance with any Covenant or condition hereunder, will not affect the right of such party to indemnification pursuant hereto by reason of such breach of Representation, Warranty or Covenant, except to the extent expressly set forth in a writing executed by such party.

8.3  Exclusive Remedies.  With the exception of any indemnification obligations set forth in sections 5.4 and 5.5 (which shall be governed thereby), the rights and obligations with respect to indemnification set forth in this Article will be the exclusive rights and obligations of the respective parties hereto with respect to the Representations and Warranties of such parties, and a claim for indemnification pursuant to this Article shall be the exclusive remedy for any breach of any such Representation and Warranty. The rights and obligations of the respective parties set forth in this Article 8, and any claims or causes of action by a party under this Agreement, the Essex Reinsurance Agreement, or the Confidentiality Agreement (the "Related Agreements") to enforce any covenant of a party hereto set forth in this Agreement or any Related Agreement will be the exclusive rights and obligations of the Seller and the Buyer with respect to the business or ownership of the Company, the Shares, the events giving rise to this Agreement and the transactions provided for in or contemplated by this Agreement or by any of the
Related Agreements.   Without limiting the generality or effect of the
foregoing, each of the Seller and the


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              Lincoln Insurance Company Stock Purchase Agreement6

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Buyer, hereby waives any claim or cause of action which it might be entitled to assert against the other, or any director, officer, employee, controlling person or Affiliate of such other party (including without limiting any claim or cause of action for fraud, misrepresentation or other cause under the common law, any securities, trade regulation, environmental or other law) by reason of this Agreement, the events giving rise to this Agreement and the transactions provided for or contemplated by this Agreement or any of the Related Agreements, except for claims or causes of action that may be made or brought under this Agreement or any of the Related Agreements to enforce the covenants of any party set forth herein or therein.

8.4 Indemnification by the Seller. The Seller will indemnify and hold the Buyer and the Company harmless from and against any damage deficiency, cost, expense, or Diminution of Value (hereinafter defined), whether or not involving a third-party claim (a "Loss") resulting from (i) the material breach of any Representation or Warranty of the Seller or any failure to materially perform any covenant of the Seller contained herein and (ii) any claims, actions, judgments, costs and expenses incident to the foregoing (including without limitation costs of investigation and reasonable attorneys' fees). For purposes hereof, a Diminution of Value shall not include any diminution in value of the Company (i) arising from loss of an Insurance License after the date hereof, or
(ii) the financial impact of which is less than a hundred thousand Dollars ($100,000); provided, that if such diminution in value exceeds a hundred
            --------
thousand Dollars ($100,000), the entire amount of such diminution of value (including the portion not exceeding a hundred thousand Dollars ($100,000)) shall be included as part of the Indemnifying Party's indemnification obligation hereunder.

8.5 Indemnification by Buyer. The Buyer will indemnify and hold the Seller harmless from and against any Loss resulting from (i) the material breach of any Representation or Warranty of the Buyer or the failure to materially perform any covenant of the Buyer set forth herein and (ii) any claims, actions, judgments, costs and expenses incident to the foregoing (including without limitation costs of investigation and reasonable attorneys' fees).

8.6 Determination of Losses. Losses shall be determined taking into account the actual amount of damage, deficiency, cost or expense incurred or suffered or the diminution of value of any property by reason of the event or condition giving rise to the obligation to indemnify as well


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              Lincoln Insurance Company Stock Purchase Agreement

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as any insurance proceeds actually received by the indemnified party (otherwise than from an insurer who is an Affiliate thereof), after adjustment for tax benefits and burdens arising therefrom or from the indemnification thereof (to the extent that such tax effects can reasonably be quantified). Upon payment by the indemnifying party, such party shall receive from the indemnified party an assignment of the indemnified party's rights and claims against insurers and others with respect to the event or condition giving rise to the obligation to indemnify.

8.7 Certain Limitations on Claims. The following limitations shall apply to claims for indemnification under Section 8.4 or 8.5:

     8.7.1 No such claim based upon the breach of a Representation or Warranty may be asserted unless notice shall have been given on or before the date specified below to the Person from whom such indemnification may be sought that a breach of such a Representation or Warranty has or may have occurred (identifying such Representation or Warranty with reasonable particularity):

            (a) If such claim relates to the matters referred to in Section 3.3; no time limit shall apply;

            (b) If such claim relates to the matters referred to in Sections
          3.10 and 5.5, the applicable statute of limitations; and

            (c) If such claim relates to any other Representation or Warranty; eighteen months from the Closing Date.

     8.7.2 The Seller shall not be obligated to pay any amounts for indemnification under this Agreement by reason of the development of Reserves for Losses and Loss Adjustment Expenses and Reserves for Uncollectible Reinsurance after the date hereof (the foregoing shall not be deemed to alter or affect the terms of the Essex Reinsurance Agreement);

     8.7.3 The amount of any indemnification required to be paid by an indemnifying party pursuant to this Article (the "Indemnifying Party") shall be reduced by any amount received by the party claiming indemnification hereunder (the "Indemnitee") with respect to the Loss which is the subject of such claim thereto under any insurance coverage (net of


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              Lincoln Insurance Company Stock Purchase Agreement
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     any costs, including reasonable legal fees, incurred by such Indemnitee in enforcing its rights to such coverage) or from any other Person responsible therefor. The Indemnitee shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other Person responsible. If an Indemnitee receives an amount under insurance coverage or from such other Person with respect to any Losses at any time subsequent to any indemnification provided by the Indemnifying Party pursuant to this Article, then such Indemnitee shall promptly reimburse the Indemnifying Party, as the case may be, for any payment made or expense incurred by the Indemnifying Party in connection with providing such indemnification up to such amount received by the Indemnitee (net of any costs of such coverage or of obtaining such amount incurred by such Indemnitee).

                       Article 9.    Restrictive Covenant

9.1 Non-Competition. Buyer agrees that, for a period of 18 months from and after the Closing Date, Buyer shall cause the Company to refrain from offering the insurance products listed on Schedule 9.1 to any current customers or accounts of Markel Insurance Company, Shand/Evanston Group, Essex Insurance Company, Markel American (American Underwriting Managers) or Investors Insurance Group.

                    Article 10.   Termination of Agreement.

10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

     10.1.1 at the election of the Seller, if a material breach of the Representations, Warranties or Covenants of the Buyer has occurred, which breach is not cured by Buyer within ten (10) days after receiving notice thereof from Seller;

     10.1.2 at the election of the Buyer, if a material breach of the Representations, Warranties or Covenants of the Seller has occurred, which breach is not cured by Seller within ten (10) days after receiving notice thereof from Buyer;



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              Lincoln Insurance Company Stock Purchase Agreement
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     10.1.3  at any time on or prior to the Closing Date, by mutual written consent of the Seller and the Buyer; or

     10.1.4 on June 1, 1998, if the Closing has not occurred prior to such date.

10.2 Return of Deposit.

     10.2.1 In the event of termination pursuant to Section 10.1.1, the Earnest Money Deposit shall be retained by Seller;

     10.2.2 In the event of termination pursuant to Section 10.1.2, the Earnest Money Deposit shall be refunded to Buyer, in full; and

     10.2.3 In the event of any other termination, Seller will be entitled to retain $25,000 of the Earnest Money Deposit, and the remainder shall be refunded to Buyer.

10.3 Remedies After Termination. If this Agreement terminates, each party shall retain such rights as it may then have for damages or other relief by reason of any breach by the other party of such other party's representations, warranties or covenants.

                          Article 11.   Definitions.

11.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

     11.1.1 "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with" ) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     11.1.2 "Business Day" means any day other than a Saturday or Sunday or upon which banks in New York, New York or Richmond, Virginia are authorized or required by law to close.


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     11.1.3    "Dollars" means U.S. Dollars.

     11.1.4 "GAAP" means generally accepted accounting principles in the United States of America.

     11.1.5 "Governmental Body" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof.

     11.1.6 "Law" means any law, statute, code, ordinance, regulation, rule or other requirement.

     11.1.7 "Order" means any order, civil investigative demand, judgment, injunction, award, decree or writ.

     11.1.8 "Person" means any individual, corporation, limited liability corporation, partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

     11.1.9 "Property" or "Properties" means real, personal or mixed property, tangible or intangible.

     11.1.10 "Reserves for Losses and Loss Adjustment Expenses" means an amount equal to the allowance, determined in accordance with Statutory Accounting Principles, with respect to the financial statements of the Company for (a) case reserve estimates for reported losses and loss adjustment expenses plus (b) incurred but not reported losses and loss adjustment expenses less (c) amounts representing estimated net realizable salvage, subrogation and deductibles, and in the case of clauses (a), (b) and (c), net of applicable reinsurance recoverables.

     11.1.11 "Reserves for Uncollectible Reinsurance" means an amount, determined in accordance with GAAP, equal to the total of reinsurance recoverables owed to the Company, that have been determined to be uncollectible (including collection expenses and any amount determined to be uncollectible in accordance with GAAP resulting from a commutation with a reinsurer).



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     11.1.12    "Sellers Knowledge" or the phrase "to the best of Seller's
     Knowledge" means the actual knowledge of Steven Markel, Darrell D. Martin, Gregory B. Nevers, Richard R. Whitt, Paul Chucle or Paula Francis.


                       Article 12.   Dispute Resolution

12.1 Arbitration; selection of panel. As a condition precedent to any right of action hereunder, any and all disputes or disagreements arising between the parties pertaining to or relating in any manner to this Agreement (any "Controversy") which shall include but not be limited to any disputes or disagreements as to the meaning or interpretation of this Agreement or any portion thereof or the relationship of the parties created under this Agreement or any breach of this Agreement, upon which an amicable understanding cannot be reached shall be submitted to arbitration in the location of the party not seeking to arbitrate (i.e., Philadelphia in the case of Buyer, and Richmond in the case of Seller). One arbiter shall be chosen by the Buyer, the other by the Seller, and an umpire shall be chosen by the two arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party shall fail to choose an arbiter within thirty (30) days following a written request to do so, the requesting party may choose two arbiters who shall in turn choose an umpire before entering into arbitration. If the two arbiters fail to agree upon the selection of an umpire within thirty (30) days following their appointment, each arbiter shall name three nominees, of whom the other party shall decline two, and the decision between the remaining two nominees shall be made by drawing lots.

12.2 Arbitration; proceedings and award. Each party shall present its case to the arbiters and the umpire within thirty (30) following the appointment of the umpire. The arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they shall be relieved of all judicial formalities and may abstain from following the strict rules of law; however, there shall be no ex parte contacts between either party and any arbiter or the umpire, and cross examination and rebuttal shall be allowed if requested by either party. The decision of the arbiters shall be in writing giving the reasons for the award and shall be final and binding on both parties but, failing to agree, they shall call in the umpire and the decision of the majority shall


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be final and binding upon both parties, except that an appeal may be taken from such decision as provided in the Federal Arbitration Act.

12.3 Arbitration; expenses. Except as provided below, each party shall bear the expense of its own arbiter, and shall jointly and equally bear with the other the expense of the umpire and of the arbitration. In the event that the two arbiters are chosen by one party, as above provided, the expense of the arbiters, the umpire and the arbitration shall be equally divided between the two parties. Provided, however, that if in the opinion of the arbiters any claim hereunder or any defense or objection thereto was unreasonable, the arbiters may assess, as part of the award, all or any part of the expenses of the arbitration against the party raising such unreasonable claim, defense or objections.

     12.3.1 At the commencement of the arbitration, each party must specify its position as to the precise amounts it considers are properly payable with respect to any amounts which are at issue in the Controversy ("Amounts at Issue"), and the Arbiters and Umpire shall be instructed that any award or awards rendered must lie within such range or ranges between the Amounts at Issue specified by the parties. At the time any award or awards are issued by the Arbiters, if any party has specified Amounts at Issue which are, in the aggregate, twice or more as far apart in amount from the aggregate amount of such award or awards than are the Amounts at Issue specified by the other party, such farther party shall be considered the "Losing Party" for purposes hereof. In the event a party becomes a Losing Party as so defined, such Losing Party will be responsible for all witness fees, attorney's expenses and all other expenses related to the arbitration process incurred by either party in connection with the arbitration, unless the arbitration panel determines that such an allocation of fees and expenses would be unjust.

     12.3.2 Prior to proceeding with any arbitration hereunder, each party must first pay to the other any Amounts at Issue which are undisputed. In the event a party fails to do so, the Arbiters shall be directed, pursuant hereto, to enter an award in the full amount of the Amounts at Issue specified by the opposing party.

12.4 Specific Enforcement. This Agreement to arbitrate shall be specifically enforceable. Should any party to this Agreement be required to seek relief from a court of competent jurisdiction in order to


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enforce the requirement that all Controversies be settled by arbitration, the moving party, if its motion is successful, will be entitled to recover all of its costs and expenses, including attorneys' fees, in connection with such enforcement action.

12.5 Alternative Resolution. In the event that arbitration may not be legally permitted hereunder or the parties mutually agree not to submit a dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Article shall prevent the parties from settling any dispute by mutual agreement at any time.

12.6 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Contemplated Transactions may be instituted only in any federal court or any state court located either in Virginia or Pennsylvania.


                            Article 13    Notices.

13.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by express courier or delivery service, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or by express courier or delivery service, telegraphed, telexed or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

     13.1.1  if to the Seller, to:

      Steve Markel, Vice Chairman                with a copy to:
            Markel Corporation                        Gregory B. Nevers, Corporate Counsel
            4551 Cox Road                                    Markel Corporation
            Glen Allen, Virginia 23060                       4551 Cox Road
                   telephone 804.965.1675                    Glen Allen, Virginia 23060
                   facsimile 804.527. 3810                          telephone 804.965.1673
                                                                    facsimile 804.527. 3810


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              Lincoln Insurance Company Stock Purchase Agreement
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     13.1.2  if to the Buyer to:

     Ron Austin, President                        with a copy to:
           Caliber One Management Co.                 Frank McDonnell, Senior Vice President
           380 Sentry Parkway                            PMA Reinsurance Corporation
           Blue Bell, PA.  19422                         The Mellon Bank Center
               telephone 610.397.5091                    1735 Market Street, Suite 2800
               facsimile 610.397.5334                    Philadelphia, PA 19103
                                                                 telephone 215.665.5070
                                                                  facsimile 215.665.5061

13.2 Any party may by notice given in accordance with this Section to the other parties designate another address or Person for receipt of notices hereunder.


                        Article 14.     Interpretation

14.1 Entire Agreement. This Agreement (including the Exhibits and Schedules) and any collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the purchase of the Shares and supersede all prior agreements, written or oral, with respect thereto; provided that the Confidentiality Agreement between the Seller and Buyer dated June 2, 1997, shall survive the execution and delivery hereof and the Closing.

14.2 Waivers and Amendments: Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the party waiving compliance.

14.3 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such Commonwealth.

14.4 Binding Effect; No Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and


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Permitted Assigns. For purposes of this section, "Permitted Assigns" shall mean corporate affiliates of any party, or other parties specifically consented to by the party not seeking assignment. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the Seller or the Buyer any rights or remedies under or by reason of this Agreement or any of the Contemplated Transactions.

14.5 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

14.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

14.7 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

14.8 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

14.9 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                                         Markel Corporation

                                         By: /s/ Steven A. Markel
                                            --------------------------------
                                         Title:  Vice Chairman




                                         PMA Reinsurance Corporation

                                         By: /s/ Francis W. McDonnell
                                            --------------------------------
                                         Title: Senior Vice President,
                                                Chief Financial Officer
                                                and Treasurer



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

                               List of Schedules


Schedule 3.7 Schedule of Company Assets

Schedule 3.9 Schedule of Tax Return States

Schedule 3.11 Schedule of Insurance Licenses

Schedule 3.12 Schedule of Required Consents

Schedule 3.13 Schedule of Governmental Orders

Schedule 3.17 Schedule of Reinsurance Agreements

Schedule 3.23 Schedule of Company Operations

Schedule 4.3 Schedule of Buyer's Consents

Schedule 5.7 Essex Reinsurance Agreement

Schedule 6.4 Schedule of Affiliate Transactions.

Schedule 9.1 Schedule of Non-Competition insurance products

                                 Schedule 3.7
                              Permissible Assets


Cash
Treasury bills, bonds or other securities pledged or placed on deposit as part of statutory deposit requirements.
Money market mutual funds
Other securities approved in writing by Buyer
Accrued interest and/or dividends on any of the foregoing.

                                 SCHEDULE 3.9

                                     Taxes

States in which the Company files tax returns

                                                             CURRENTLY
STATE             TYPE OF TAX               AUDITED          BEGIN AUDITED
-----             -----------               -------          -------------
Delaware          Privilege                 No               No
Delaware          Franchise                 No               No



The Company is not required to make adjustments pursuant to Section 431 of the Code

                                 Schedule 3.11

                        Insurance Licenses or Approvals

                STATES WITH EXISTING SURPLUS LINES ELIGIBILITY

                                Alabama
                                Arizona
                                Arkansas
                                District of Columbia
                                Florida
                                Georgia
                                Hawaii
                                Idaho
                                Indiana
                                Iowa
                                Kansas
                                Kentucky
                                Massachusetts
                                Michigan
                                Minnesota
                                Mississippi
                                Missouri
                                Montana
                                Nebraska
                                North Dakota
                                Ohio
                                Oklahoma
                                Oregon
                                Pennsylvania
                                Puerto Rico
                                South Dakota
                                Tennessee
                                Utah
                                Virgin Islands
                                West Virginia
                                Wyoming

                       STATES WITH PENDING NEGOTIATIONS

                                South Carolina (cannot withdraw until
                                                all business is runoff)

             STATES WE HAVE VOLUNTARILY WITHDRAWN FROM ELIGIBILITY

                             Alaska
                             California
                             Colorado
                             Connecticut (removed from eligibility list)
                             Illinois
                             Louisiana
                             Maryland (no renewal application in 1996)
                             New Jersey
                             New Mexico
                             New York
                             North Carolina
                             Texas
                             Virginia
                             Washington
                             Wisconsin (removed from eligibility list)

               STATES IN WHICH LINCOLN WAS NOT ELIGIBLE TO WRITE

                             Maine
                             Nevada
                             New Hampshire
                             Rhode Island
                             Vermont

                                 Schedule 3.12
                               Required Consents

The Contemplated Transactions require the prior approval of the Delaware Department of Insurance.

States in which the Company is listed as an approved surplus/excess lines carrier may need to be informed of the Contemplated Transactions and any preconditions met with respect to continued listing and/or eligibility.

An amendment to the Insurance Holding Company Registration Statement related to the Company must be filed in Delaware and in any other state in which a registration statement has been filed.

                                 Schedule 3.13
                              Outstanding Orders

NONE

                                                                   Schedule 3.17

                                  Reinsurance
                                  -----------


                                 See attached

                                                                  Schedule 3.17
                                                                  Attachment P.1

THE LINCOLN INSURANCE GROUP (including LIC and GIC)
CASUALTY X/S of LOSS TREATIES

        TERM                  LAYER            LG#         BROKER/REF#
--------------------------------------------------------------------------------
07/01/76 - 06/30/78     200,000 XS    50,000   3035
(PRORATED EXPENSES)     250,000 XS   250,000   3036
                        500,000 XS   500,000   3037

07/01/78 - 06/30/79     100,000 XS    50,000   3046
                        150,000 XS   150,000   3047
                        700,000 XS   300,000   3048

07/01/79 - 06/30/80     150,000 XS   150,000   3902
                        800,000 XS   300,000   3903
                      1,000,000 XS 1,100,000   3904

07/01/80 - 06/30/81     150,000 XS   150,000   4009
                        800,000 XS   300,000   4010
                      1,000,000 XS 1,100,000   4011  BEP INT'L 4035-1

07/01/81 - 09/30/82     400,000 XS   100,000   4107
                        500,000 XS   500,000   4108
07/01/81 - 06/30/82   4,000,000 XS 1,000,000   4109

10/01/82 - 09/30/83     350,000 XS   150,000   4122
                        500,000 XS   500,000   4123
07/01/82 - 06/30/83   4,000,000 XS 1,000,000   4119

10/01/83 - 09/30/84     350,000 XS   150,000   4129
                        500,000 XS   500,000   4130
07/01/83 - 06/30/84   2,000,000 XS 1,000,000   4128

10/01/84 - 09/30/85     350,000 XS   150,000   4132
                        500,000 XS   500,000   4133
07/01/84 - 09/30/85   2,000,000 XS 1,000,000   4134

10/01/85 - 09/30/86     350,000 XS   150,000   4135
                        500,000 XS   500,000   4136  80%
                      1,000,000 XS 1,000,000   4137  TPF&C P85-19512

10/01/86 - 09/30/87     350,000 XS   150,000   5135  TPF&C P86-19601
                        500,000 XS   500,000   5136  TPF&C P86-19682
                      1,000,000 XS 1,000,000   5137  TPF&C P86-19512

10/01/87 - 09/30/88     350,000 XS   150,000   5145  TPF&C P87-19681
                        500,000 XS   500,000   5146  TPF&C P87-19682
                      2,000,000 XS 1,000,000   5147  TPF&C P87-19512

10/01/88 - 09/30/89     250,000 XS   150,000   5155  TPF&C P88-19681
                        600,000 XS   400,000   5156  TPF&C P88-19682
                      2,000,000 XS 1,000,000   5157  TPF&C P88-19512

10/01/89 - 09/30/90     250,000 XS   150,000   5165  TPF&C P89-19681
                        600,000 XS   400,000   5166  TPF&C P89-19682
                      1,000,000 XS 1,000,000   5167  TPF&C P89-19512
                      1,000,000 XS 2,000,000   5168  TPF&C P89-20081

                                                                  Schedule 3.17
                                                                  Attachment P.2

THE LINCOLN INSURANCE GROUP (including LIC and GIC)
CASUALTY X/S of LOSS TREATIES

        TERM                  LAYER            LG#     BROKER/REF#
--------------------------------------------------------------------------------
10/01/90 - 09/30/91     100,000 XS   150,000   5175  TPF&C G90-19681
                        750,000 XS   250,000   5176  TPF&C G90-19682
                      1,000,000 XS 1,000,000   5177  TPF&C G90-19512
                      1,000,000 XS 2,000,000   5178  TPF&C G90-20081

10/01/91 - 09/30/92     100,000 XS   150,000   5185  TPF&C G91-19681
                        750,000 XS   250,000   5186  TPF&C G91-19682
                      1,000,000 XS 1,000,000   5187  TPF&C G91-19512
                      1,000,000 XS 2,000,000   5188  TPF&C G91-20081

10/01/92 - 09/30/93     750,000 XS   250,000   5196  TPF&C G92-19682
                      1,000,000 XS 1,000,000   5197  TPF&C G92-19512
                      1,000,000 XS 2,000,000   5198  TPF&C G92-20081

10/01/93 - 09/30/94     750,000 XS   250,000   6106  TPR   G93-19682
                      1,000,000 XS 1,000,000   6107  TPR   G93-19512
                      1,000,000 XS 2,000,000   6108  TPR   G93-20001


THE LINCOLN INSURANCE GROUP (including LIC and GIC)
PROPERTY X/S of LOSS TREATIES

        TERM                  LAYER            LG#     BROKER/REF#
--------------------------------------------------------------------------------

07/01/85 - 06/30/86     300,000 XS   200,000   5101

07/01/86 - 09/30/87     750,000 XS   250,000   5111  TPF&C P86-19655

10/01/87 - 09/30/88     750,000 XS   250,000   5121  TPF&C P87-19655

10/01/88 - 09/30/89     400,000 XS   100,000   5131  TPF&C P88-19655

10/01/89 - 10/31/89     400,000 XS   100,000   5141A TPF&C P89-19655
11/01/89 - 09/30/90     450,000 XS    50,000   5141B TPF&C P89-19655

10/01/90 - 09/30/91     450,000 XS    50,000   5151  TPF&C G90-19655

10/01/91 - 09/30/92     400,000 XS   100,000   5161  TPF&C G91-19655

10/01/92 - 09/30/93     400,000 XS   100,000   5171  TPF&C G92-19655

10/01/93 - 09/30/94     400,000 XS   100,000   5181  TPR   G93-19655

                                                                  Schedule 3.17
                                                                  Attachment P.3

THE LINCOLN INSURANCE GROUP (including LIC and GIC)
---------------------------


QUOTA SHARE REINSURANCE:
------------------------

     TERM              QUOTA SHARE %           LG#            BROKER
     ----              -------------           ---            ------

CASUALTY:
---------

10/1/82 - 9/30/83           35%                4121            PNI

10/1/83 - 9/30/84           36%                4121-1          PNI


PROPERTY:
---------

7/1/85 - 6/30/86            50%                5104            N/A

7/1/86 - 6/30/87            50%                5115            N/A

7/1/87 - 6/30/88            50%                5125            N/A


OTHER REINSURANCE AGREEMENTS:
-----------------------------

     TERM                  LAYER               LG#            BROKER
     ----                  -----               ---            ------

SPORTS LEISURE:
---------------

     1980          900,000 XS 100,000          4004            EWB

     1980          2,000,000 XS 1,000,000      4005            EWB

     1981          400,000 XS 100,000          4015            EWB

     1981          500,000 XS 500,000          4016            EWB

     1981          4,000,000 XS 1,000,000      4017            EWB

                                                                   Schedule 3.17
                                                                  Attachment P.4

        Term                    Layer                LG #         Broker/Ref #
        ----                    -----

      Casualty
      --------

10/1/94-9/30/95           750,000 XS   250,000       6109        TPR, G-19682-94

10/1/94-9/30/95         1,000,000 XS 1,000,000       6110        TPR, G-19512-94

10/1/94-9/30/95         1,000,000 XS 2,000,000       6110        TPR, G-20081-94

10/1/94-9/30/95         2,000,000 XS 3,000,000       6112        TPR, G-20070-94

Property XS of Loss
-------------------

10/1/94-9/30/95           400,000 XS   100,000       5191        TPR, G-19655-94

Catastrophe Treaties
--------------------

10/1/94-9/30/95         95% of
                          600,000 XS   400,000       5192        TPR, G-19656-94

10/1/94-9/30/95         95% of
                        1,000,000 XS 1,000,000       5193        TPR, G-19657-94

10/1/94-9/30/95         95% of
                        2,000,000 XS 2,000,000       5194        TPR, G-19658-94



These treaties were extended through 9/30/96.

                                 Schedule 3.23
                           Operations of the Company

NONE

                                 Schedule 4.3
                         Schedule of Buyer's Consents


None, other than as described in Schedule 3.12

                                 Schedule 5.7
                          Essex Reinsurance Agreement


See attached, labeled Exhibit B

                                                                       EXHIBIT B

                              REINSURANCE AGREEMENT
                              ---------------------


          THIS REINSURANCE AGREEMENT is made and entered into by and between LINCOLN INSURANCE COMPANY, a Delaware insurance company (the "Ceding Company"), and ESSEX INSURANCE COMPANY, a Delaware insurance company (the "Reinsurer").

                                   WITNESSETH:
                                   -----------

          WHEREAS, the Ceding Company issues, amends and cancels binders, certificates, cover notes, policies and endorsements of certain kinds of property and casualty insurance;

          WHEREAS, except as otherwise provided herein, the Ceding Company desires to reinsure its remaining unexpired liability under direct and assumed insurance business previously produced, underwritten and issued by the Ceding Company;

          WHEREAS, except as otherwise provided herein, the Ceding Company is willing to cede, and the Reinsurer is willing to accept as liability reinsurance, the Ceding Company's Ultimate Net Loss on all binders, certificates, cover notes, policies and endorsements of direct and assumed insurance produced, underwritten and issued by the Ceding Company.

          NOW, THEREFORE, in consideration of the premises, the reinsurance premium and the mutual covenants and promises hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Ceding Company and the Reinsurer agree as follows:


                                    ARTICLE I
                                    ---------

LIABILITY REINSURANCE:
---------------------

          1. The Ceding Company hereby cedes, and the Reinsurer hereby accepts, as liability reinsurance, 100% of the Ceding Company's Ultimate Net Loss (hereinafter defined) under all Policies issued by the Ceding Company prior to the effective date of this Agreement up to an aggregate limit (the "Reinsurance Limit") in an amount equal to (i) the Ceding Company's reserves for losses and loss adjustment expenses as recorded on page 3, lines 1 and 2 of the Ceding Company's statutory report for the quarter ended September 30, 1997 filed with the Delaware Department of Insurance, less $1.1 million representing the unallocated loss adjustment expense reserve (the "Ceded Reserves"), plus (ii) $68.5 million.

          2. For purposes of this Agreement, the term "Policies" means all policies of direct or assumed insurance, binders, certificates, cover notes, and endorsements underwritten, issued or produced by the Ceding Company prior to the effective date of this Agreement giving rise to liabilities reinsured by the Reinsurer hereunder.

          3. The Reinsurer's obligations hereunder are subject to any and all available defenses, claims and actions against or arising under the terms of the Policies.


                                   ARTICLE II
                                   ----------

ULTIMATE NET LOSS
-----------------

          1. The Ultimate Net Loss of the Ceding Company means the sum of (i) all Losses (hereinafter defined) and (ii) all Allocated Loss Adjustment Expenses (hereinafter defined).

          (a) "Loss" or "Losses" shall mean any amount or amounts incurred in respect of any settlements, awards or judgments (including interest where classified as loss), including any compensatory or punitive damages or fines incurred or arising out of claims under the Policies, after deduction for all reinsurance recoveries, salvage and subrogation actually recovered; provided however, that there shall be no deduction for any reinsurance placed by the Ceding Company after the date of this Agreement for its own account.

          (b) "Allocated Loss Adjustment Expense" or "ALAE" shall mean all costs and expenses allocable to a specific claim that are incurred in the investigation, appraisal, adjustment, settlement, litigation, defenses or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including (i) pre-judgment interest, unless included as part of the award or judgment; (ii) post-judgment interest, (iii) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto; and (iv) supervisory expenses and all other loss adjustment expenses.

          2. In no event will the Reinsurer's total obligation to the Ceding Company exceed the lesser of amounts actually paid by the Reinsurer on behalf of the Ceding Company to fulfill the Ceding Company's obligations under the Policies or the Reinsurance Limit.

          3. Ultimate Net Loss shall not include any unpaid or uncollectible reinsurance balances due from PMA Reinsurance Corporation, any other affiliate or member of the PMA Group and/or their predecessors, successors or assigns.



                                   ARTICLE III
                                   -----------

EFFECTIVE DATE OF REINSURANCE:
-----------------------------

     The Effective Date of Reinsurance, as that term is used herein, shall be
___________________.

                                   ARTICLE IV
                                   ----------
DURATION OF AGREEMENT:
---------------------

          This Agreement shall not be terminated except as follows:

          1. By written agreement of the Ceding Company and the Reinsurer on the date indicated in such agreement;

          2. upon the expiration of all liability on the Policies and the complete performance by the Ceding Company and the Reinsurer of all obligations and duties arising under this Agreement;

          3. upon the payment by the Reinsurer of the Reinsurance Limit.

                                    ARTICLE V
                                    ---------

ADMINISTRATION, LOSSES AND LOSS SETTLEMENTS:
-------------------------------------------

          1. From and after the Effective Date of Reinsurance and until this Agreement is terminated as provided in Article IV, the Reinsurer shall be solely responsible for the administration of all aspects of the Policies, including but not limited to the billing and collection of premiums and the collection of reinsurance recoverables, if any, and any other amounts due under the Policies, and the defense, adjustment, settlement and payment of all claims and losses arising under or in connection with the Policies, all at the Reinsurer's sole expense and discretion. In the event that the Agreement is so terminated (or in the event that the Reinsurer becomes insolvent or becomes similarly unable to meet its financial obligations hereunder), the Reinsurer shall cease being responsible for the administration of the policies, and all claims and underwriting files, and any other documents relating to such administration shall be promptly transferred to the Ceding Company, with the expense of any such file transfer to be equally divided between the parties.

          2. The Reinsurer may, in its sole discretion and without any notice to the Ceding Company, delegate all or part of it's administrative duties and obligations relating to the Policies to any entity designated by Reinsurer to act in its place, and the Ceding Company hereby consents to such delegation, subject to such entity's holding any required license, certificate or approval to act in such capacity.

          3. The Reinsurer shall pay all Losses and ALAE payable under the Policies directly to claimants and shall not expect or be entitled to await the prior payment of such amounts by the Ceding Company.

                                   ARTICLE VI
                                   ----------

COOPERATION AMONG PARTIES:
-------------------------

          1. The parties hereto agree to act in good faith and cooperate with each other in effecting the cession and reinsurance of liabilities provided for in this Agreement. The parties shall take all actions necessary to assist each other in responding to requests for information by any insurance regulatory authorities asserting jurisdiction over the transactions herein described.

          2. Whenever the Ceding Company receives any premiums, other payments, communications or documents, including notices of claims, proofs of loss, actions, summons and complaints and other information pertaining to the Policies, the Reinsurance Agreements (as defined in Article VIII (3) herein) and the liabilities ceded and reinsured hereunder, the Ceding Company will forward such premiums, payments, communications, documents and information promptly to the Reinsurer, its successors or assigns, or the designees thereof. The Ceding Company shall execute and deliver promptly any and all additional powers of attorney, assignments, instruments and documents reasonably requested by the Reinsurer which are necessary for the performance by the Reinsurer of its obligations hereunder.


                                   ARTICLE VII
                                   -----------

REINSURANCE PREMIUM:
--------------------

          1. As Reinsurance Premium, and in consideration of the Reinsurer's agreement to reinsure the Ceding Company's liability under the Policies, the Ceding Company shall transfer to the Reinsurer on or prior to the Effective Date of Reinsurance all of Ceding Company's net assets except for cash, cash equivalents, accrued but unpaid interest or dividends and assets subject to statutory deposits in an amount equal to the Ceding Company's Statutory Capital and Surplus.

          2. "Statutory Capital and Surplus" of the Ceding Company means the aggregate amount of capital and surplus of the Company for a period ending on the date of execution of this Agreement, as would be shown on page 3, line 25 of the Company's annual statement, prepared in accordance with the Law for filing with the Delaware Department of Insurance in accordance with Statutory Accounting Principles, consistently applied with the principles applied to the preparation of the financial statement of the Ceding Company.

                                  ARTICLE VIII
                                  ------------


TRANSFER, ASSIGNMENT AND VESTING OF CERTAIN RIGHTS:
--------------------------------------------------

          1. The Ceding Company and the Reinsurer hereby acknowledge that other reinsurers have previously reinsured certain liabilities of the Ceding Company under the Policies pursuant to one or more Reinsurance Agreements. The risks ceded under the Reinsurance Agreements have not completely expired as the reinsurers under such Reinsurance Agreements are still obligated on such unexpired risks. It is understood and agreed that as of the Effective Date of Reinsurance, the Ceding Company hereby assigns to the Reinsurer, and the Reinsurer shall be vested with, all rights the Ceding Company may have now or in the future under such Reinsurance Agreements, including the right to receive and benefit from (a) any reinsurance recoverables, ceding commissions or other consideration or compensation due or to become due to the Ceding Company as ceding company under the Reinsurance Agreements, and (b) any letters of credit, trust accounts or other accounts, funds held by or deposited with the Ceding Company, or any other security established for the protection and benefit of the Ceding Company in connection with the Reinsurance Agreements as the same may be adjusted from time to time (collectively referred to herein as the "Collateral"). It is expressly acknowledged and agreed that Reinsurer's obligations under Article I are conditioned upon Reinsurer receiving the legal rights and benefits contemplated by this Article VIII.

          2. In addition to the Reinsurance Premium, the Ceding Company shall transfer and assign to the Reinsurer all rights the Ceding Company may have now or in the future under the Policies including, without limitations, all gross premiums, premium adjustments and any other consideration due or to become due the Ceding Company under the Policies. The Reinsurer shall be obligated to perform and hereby assumes any and all obligations and duties of the Ceding Company as ceding company under the Reinsurance Agreements.

          3. For purposes of this Agreement, "Reinsurance Agreements" shall mean all reinsurance agreements which were arranged by the Ceding Company prior to the effective date of this Agreement and which have been entered into by and between the Ceding Company on the one hand and those reinsurers providing for the reinsurance of liabilities arising under the Policies, and all placement slips and binding agreements related thereto.

          4. In order to further evidence the transfer and assignment to the Reinsurer of the Ceding Company's rights under the Policies, the Reinsurance Agreements and the Collateral, the Ceding Company shall execute the Assignment of Rights attached hereto as Exhibit "A' concurrently with the execution of this Agreement. The Ceding Company shall execute such additional instruments, acknowledgments and documents as may be reasonably necessary to more completely evidence such transfer and assignment and the vesting of rights in the Reinsurer contemplated thereby, including, without limitation, instruments, acknowledgments, documents and other communications to reinsurers under the Reinsurance Agreements and to banks and other financial institutions which have issued letters of credit, or are holding funds or other collateral security, in connection with the Reinsurance Agreements. The parties acknowledge and agree that the amount of Collateral may change over time and that the Ceding Company shall assign to the Reinsurer all of the Ceding Company's right and interest in the full amount of said Collateral, as the same may be adjusted from time to time.

          5. It is expressly understood and agreed that the assignment of rights contemplated by this Article is conditioned upon the Reinsurer meeting its direct claims payment obligations hereunder. In the event that the Reinsurer fails to meet such obligations, or in the event this Agreement is terminated as provided herein, all remaining rights transferred to Reinsurer under this Article shall immediately revert to the Ceding Company, and the Assignment of Rights and the appointment of the Reinsurer as the Ceding Company's Attorney-In-Fact provided for in Article XII shall be void and of no further force or effect.


                                   ARTICLE IX
                                   ----------

NO CEDING COMMISSION:
--------------------

          No ceding commission shall be payable to the Ceding Company by the Reinsurer for the cession provided under this Agreement.

                                    ARTICLE X
                                    ---------

REPORTS:
-------

     Within sixty (60) days after the end of each calendar quarter, the Reinsurer shall furnish the Ceding Company with a quarterly summary loss report relating to the Policies in a form mutually agreed upon. The Reinsurer shall also furnish to the Ceding Company such information and details regarding the Policies as may be necessary for the Ceding Company to prepare its statutory financial statements and to comply with the requirements of the regulatory authorities having jurisdiction over the Ceding Company.

     The reporting obligations of the Reinsurer under this Article X shall exist for as long as the Ceding Company is a valid and existing insurer required to provide statutory financial statements and other information to regulatory authorities having jurisdiction over the Ceding Company.

                                  ARTICLE XI
                                  ----------

RECORDS AND INSPECTION:

          The Ceding Company shall deliver to the Reinsurer (or its delegatee) copies of such documents, records, papers or information as the Reinsurer may reasonably request which are necessary for the Reinsurer's performance of its obligations under the terms of this Agreement. Without limiting the generality of the foregoing, the Ceding Company hereby authorizes the Reinsurer (or its delegatee) to retain possession of all documents, records, papers or information relating to the Policies during the term of this Agreement. Each party shall place at the disposal of the other party during normal business hours, and the other party shall have the right to inspect, through its duly authorized representatives, and make copies of all books, records, and papers pertaining to any matter under this Agreement or any claims or losses incurred under the Policies.


                                   ARTICLE XII
                                   -----------

APPOINTED ATTORNEY-IN-FACT:

          In order to more fully evidence the Reinsurer's right to (a) service and administer any and all aspects of the Policies; (b) exercise any and all rights of the Ceding Company under the Reinsurance Agreements (including, without limitation, the collection of reinsurance recoverables and ceding commissions and the negotiation, compromise, settlement, arbitration, litigation or commutation of any claims or liabilities arising thereunder); and (c) exercise any and all rights of the Ceding Company with respect to the Collateral, the Ceding Company shall execute the Power of Attorney attached hereto as Exhibit "B" concurrently with the execution of this Agreement. The Reinsurer as Attorney-In-Fact under such Power of Attorney shall indemnify and hold the Ceding Company harmless from and against any act, error or omission of the Reinsurer in its exercise of authority under such Power of Attorney.


                                  ARTICLE XIII
                                  ------------

INSOLVENCY OF CEDING COMPANY:

          In the event of the Ceding Company's insolvency, the reinsurance under this Agreement shall be payable by the Reinsurer, without diminution because of the Ceding Company's insolvency, to the Ceding Company or its liquidator, receiver, conservator or statutory successor. It is agreed that the liquidator, receiver or statutory successor of the Ceding Company will give written notice to the Reinsurer of the pending of a claim against the Ceding Company covered under this Agreement within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Ceding Company or its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as a part of the expense of liquidation to the extent of a proportionate share of the benefits which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer.


                                   ARTICLE XIV
                                   -----------

ERRORS AND OMISSIONS:
--------------------

          Inadvertent delays, errors or omissions by either the Ceding Company or the Reinsurer made in connection with this Agreement or any transactions hereunder whether in respect to cessions, or claims, or otherwise, shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission be rectified as soon as possible after discovery.


                                   ARTICLE XV
                                   ----------

REINSURER'S REPRESENTATIONS AND WARRANTIES:
------------------------------------------

          The Reinsurer represents and warrants to the Ceding Company that as of both the Effective Date of Reinsurance and the date of execution of this
Agreement:

          1. The Reinsurer is duly organized and validly existing in the State of Delaware and authorized and empowered under its Articles of Incorporation, its By-Laws and the laws of the State of Delaware to enter into and perform this Agreement.

          2. The Reinsurer is an approved or authorized insurer in good standing in the State of Delaware.

          3. This Agreement constitutes an obligation binding on the Reinsurer.


                                   ARTICLE XVI
                                   -----------

CEDING COMPANY'S REPRESENTATION AND WARRANTIES:

         The Ceding Company represents and warrants to the Reinsurer that as of both the Effective Date of Reinsurance and the date of execution of this
Agreement:

         1. The Ceding Company is duly organized and validly existing in the State of Delaware and authorized and empowered under its Articles of Incorporation, its By-Laws and the laws of the State of Delaware to enter into and perform this Agreement.

          2. The execution and performance of the Agreement by the Ceding Company is subject to approval by the Delaware Commissioner of Insurance but, to the best of the Ceding Company's knowledge, not by the insurance regulatory official of any other state.

          3. This Agreement constitutes an obligation binding on the Ceding Company.


                                  ARTICLE XVII
                                  ------------

INDEMNIFICATION:
---------------

          The Ceding Company and Reinsurer agree to hold each other harmless from, and indemnify each other against, any and all claims, losses, expenses, including reasonable attorney's fees, causes of action and judgments incurred by the other as a result of their own (or that of any agents acting on their behalf) gross negligence or wilful misconduct in the performance of the respective obligations under this Agreement, the Assignment of Rights Agreement, or the Power of Attorney.


                                  ARTICLE XVIII
                                  -------------


DISPUTE RESOLUTION:
------------------

          1. Arbitration; selection of panel. As a condition precedent to any right of action hereunder, any and all disputes or disagreements arising between the parties pertaining to or relating in any manner to this Agreement (any "Controversy")--which shall include but not limited to any disputes or disagreements as to the meaning or interpretation of this Agreement or any portion thereof or the relationship of the parties created under this Agreement or any breach of this Agreement, upon which an amicable understanding cannot be reached--shall be submitted to arbitration in the location of the party not seeking to arbitrate (i.e., Philadelphia, Pennsylvania in the case of the Ceding Company, and Richmond, Virginia in the case of the Reinsurer). One arbiter shall be chosen by the Ceding Company, the other by the Reinsurer, and an umpire shall be chosen by the two arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an arbiter within thirty (30) days following a written request to do so, the requesting party may choose two arbiters who shall in turn choose an umpire before entering upon arbitration. If the two arbiters fail to agree upon the selection of an umpire within thirty (30) days following their appointment, each arbiter shall name three nominees, of whom the other party shall decline two, and the decision between the remaining two nominees shall be made by drawing lots.

          2. Arbitration; proceedings and award. Each party shall present its case to the arbiters and the umpire within thirty (30) days following the date of appointment of the umpire. The arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law; however, there shall be no ex parte contacts between either party and any arbiter or the umpire, and cross examination and rebuttal should be allowed if requested by either party. The decision of the arbiters shall be in writing giving the reasons for the award and shall be final and binding on both parties, but, failing to agree, they shall call in the umpire and the decision of the majority shall be final and binding upon both parties, except that an appeal may be taken from such decision as provided in the Federal Arbitration Act.

          3. Arbitration; expenses. Each party shall bear the expense of its own arbiter, and shall jointly and equally bear with the other the expense of the umpire and of the arbitration. In the event that the two arbiters are chosen by one party, as above provided, the expense of the arbiters, the umpire and the arbitration shall be equally divided between the two parties. Provided, however, that, if in the opinion of the arbiters, any claim hereunder or any defense or objection thereto was unreasonable, the arbiters may assess, as part of the award, all or any part of the expenses of the arbitration against the party raising such unreasonable claim, defense or objections.

          4. Specific Enforcement. This Agreement to arbitrate shall be specifically enforceable. Should any party to this Agreement be required to seek relief from a court of competent jurisdiction in order to enforce the requirement that all Controversies be settled by arbitration, the moving party, if its motion is successful, will be entitled to recover all of its costs and expenses, including reasonable attorneys' fees, in connection with such enforcement action.

          5. Alternative Resolution. In the event that arbitration may not be legally permitted hereunder or the parties mutually agree not to submit a dispute to arbitration, any party may commence a civil action in a court of competent jurisdiction to solve disputes hereunder. Nothing contained in this Article shall prevent the parties from settling any dispute by mutual agreement at any time.


                                   ARTICLE XIX
                                   -----------

MISCELLANEOUS:
-------------

         1. The Ceding Company hereby covenants and agrees that it will not pledge, encumber, mortgage, hypothecate, transfer, deliver or assign any rights under the Policies, the Reinsurance Agreements or Collateral except for the assignment to the Reinsurer contemplated by this Agreement.

         2. This Agreement and all exhibits hereto constitute the entire contract between the parties relating to the subject matter hereof and may, by mutual consent be altered in any of its terms and conditions only by a signed addendum hereto or thereto.

          3. All representations and warranties of the Reinsurer and the Ceding Company set forth in Articles XV and XVI of this Agreement shall expire as of the Effective date of Reinsurance.

          4. This Agreement shall be governed by the laws of the State of Delaware.

          5. This Agreement and all exhibits hereto may be executed in multiple counterparts, each of which shall be an original.

          6. This Agreement and exhibits hereto shall inure to the benefit of and bind the Ceding Company and the Reinsurer and their respective successors and assigns whether by acquisition, merger or otherwise.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective corporate officers on the ___ day of ___, 199__.

Attest:                                 LINCOLN INSURANCE COMPANY

---------------------------------       By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

Attest:                                 ESSEX INSURANCE COMPANY

---------------------------------       By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                   EXHIBIT "A"

                        ASSIGNMENT AND TRANSFER OF RIGHTS
                                       BY
                            LINCOLN INSURANCE COMPANY
                                       TO
                             ESSEX INSURANCE COMPANY
                MADE IN CONNECTION WITH THE REINSURANCE AGREEMENT
                                     BETWEEN
                            LINCOLN INSURANCE COMPANY
                               ("Ceding Company")
                                       AND
                             ESSEX INSURANCE COMPANY
                                  ("Reinsurer")
                                    Effective

                        ------------------------------


          In accordance with the provisions of the Agreement between the Ceding Company and the Reinsurer effective _____________________, (hereinafter the "Essex Cover") and for value received, the Ceding Company hereby assigns, grants, transfers, sells, conveys and sets over to the Reinsurer, and its successors and assigns all of the Ceding Company's right, title and interest in the assets, accounts, rights and property interests listed below. Terms capitalized but not defined herein shall have the meanings ascribed to them in the Essex Cover.

          1. All of the gross premiums, premium adjustments, commissions and other consideration of any kind which is now due or is to become due the Ceding Company on the Policies from the Ceding Company's insureds, claimants, brokers, agents or others under or in connection with any and all the Policies.

          2. All of the payments, reinsurance recoverables, ceding commissions, and any other consideration of any kind which is now due or is to become due the Ceding Company under the Reinsurance Agreements from the Ceding Company's reinsurers, retrocessionaires and others under or in connection with any and all the Reinsurance Agreements.

          3. Any and all other rights of the Ceding Company under the Reinsurance Agreements, including but not limited to any right to defend, negotiate, compromise, settle, litigate, arbitrate or commute any liabilities or obligations arising under the Reinsurance Agreements and to receive reports regarding the Collateral.

          4. All of the rights and interests of the Ceding Company with respect to the Collateral, including but not limited to any and all rights to draw on letters of credit, to receive and use payments under letters of credit or from trust or other accounts, to obtain possession of and use funds held by or deposited with the Ceding Company or to obtain possession of and use any other funds, money, security or other asset or interest established from the protection or benefit of the Ceding Company in connection with the Reinsurance Agreements and any and all rights to obtain possession of and use or dispose of the Collateral.

          The Ceding Company hereby authorizes the Reinsurer, at the cost of the Reinsurer, in the name of the Ceding Company or otherwise, (a) to ask, demand, collect, receive and furnish receipts for such consideration or any part thereof due or become due on or in connection with the Policies and the Reinsurance Agreements; (b) to ask, demand, collect, receive or furnish any information or perform any lawful acts in connection with the Policies, the Reinsurance Agreements and any Collateral established in connection with the Reinsurance Agreements; or (c) to settle or discontinue any proceedings pertaining to the Policies, the Reinsurance Agreements or otherwise involving the subject matter of this assignment. The Ceding Company further agrees that if any payment or other consideration is received by the Ceding Company which is to be credited on or attributable to any of the Policies, the Reinsurance Agreements or Collateral, the Ceding Company will immediately endorse and deliver to the Reinsurer such checks, drafts, money or other consideration, and that until delivery of such items to the Reinsurer, the Ceding Company shall treat any such checks, drafts, money or other consideration as the property of the Reinsurer held in trust for the Reinsurer. The Reinsurer shall be liable for any remaining or unexpired obligations of the Ceding Company, if any, under the Reinsurance Agreements.

          The Ceding Company agrees to execute and deliver to the Reinsurer any further instruments or assurances that the Reinsurer may reasonably request for the more effectual perfecting of the Reinsurer's interests in any of the foregoing assets, property rights or interest herein assigned.

          IN WITNESS WHEREOF, Lincoln Insurance Company and Essex Insurance Company have executed this instrument effective as of the ______ day of ____________________, 19____.

Attest:                               LINCOLN INSURANCE COMPANY

-----------------------------------
                                      By:
                                         ----------------------------------

                                      Its:
                                          ---------------------------------


                                      ESSEX INSURANCE COMPANY


                                      By:
                                         ----------------------------------

Attest:                               Its:
                                          ---------------------------------
---------------------------------

                                   EXHIBIT "B"

                                POWER OF ATTORNEY



County of ___________     )
State of_____________     )


          KNOW ALL MEN BY THESE PRESENTS, that Lincoln Insurance Company, a Delaware insurance company ("Lincoln"), does hereby irrevocably make, constitute and appoint Essex Insurance Company, a Delaware insurance company ("Essex") or any entity designated by Essex to act in its place, as its true and lawful attorney-in-fact for it and in its name, place and stead for the following purposes:

          To do all lawful acts as said Attorney-In-Fact may deem desirable, appropriate or necessary in connection with, arising out of or relating in any way to any and all policies issued by Lincoln and defined as the Policies in the Essex Cover dated ____________________________ by and between Lincoln and Essex, including without limitation amending, modifying, endorsing, canceling and non-renewing any or all of the Policies.

          To assess, invoice, collect, refund, sue for, receive and do any and all other lawful acts relating to any payments, premiums, premium adjustments, monies or other consideration of any kind due or to become due at any time under the Policies and to endorse in Lincoln's name any check, draft and other form of payment made in connection with the Policies and to commence, defend, settle and/or compromise any litigation or arbitration proceeding, with respect to such payments, premiums, premium adjustments, monies or other consideration of any kind, all as said Attorney-In-Fact may deem desirable, appropriate or necessary.

          To service, administer and perform all functions in connection with the Policies and to fully handle all claims matters arising under the Policies, including without limitation, determining liability and the amount thereof, compromising, settling, paying and defending all claims or suits, all as said Attorney-In-Fact may deem desirable, appropriate or necessary.

          To assess, invoice, collect, refund, sue for, receive and do any and all other lawful acts relating to any payments, recoverables, ceding commissions, monies or other consideration of any kind due or becoming due under the Reinsurance Agreements, as that term is defined in the Essex Cover, to endorse in Lincoln's name any check, draft and other form of payment made in connection with the Reinsurance Agreements and to commence, defend, settle and/or compromise any litigation or arbitration proceeding with respect to such payments, recoverables, ceding commissions, monies or other consideration of any kind due or becoming due under the Reinsurance Agreements, all as said Attorney-In-Fact may deem desirable, appropriate or necessary.

          To exercise, enforce, waive or abandon any and all rights of Lincoln under the Reinsurance Agreements including, without limitation, the rights to negotiate, compromise, settle, arbitrate, litigate or commute any claims or liabilities arising under the Reinsurance Agreements and the right to exercise, enforce, waive or abandon any and all rights of Lincoln to letters of credit, amounts held in trust accounts or other accounts, or any other assets, collateral or security established for the protection and benefit of Lincoln in connection with the Reinsurance Agreements.

          To exercise, enforce, waive, settle and abandon any and all claims and rights of subrogation and contribution under or with respect to any of the Policies or Reinsurance Agreements and to commence, defend, settle and compromise any litigation and arbitration proceeding and do any and all other lawful acts in any way relating to any claims and rights of subrogation and contribution under or arising out of or with respect to the Policies or Reinsurance Agreements.

          In connection with any power, right or authority provided for herein, engage the services of and discharge any counsel, experts and others, and, in case of any litigation or arbitration, to accept service of process and papers, and to take any and all appeals therefrom, all as said Attorney-In-Fact may deem desirable, appropriate or necessary.

          To do any and all other lawful acts with respect to the Policies or Reinsurance Agreements which Lincoln has or had the right to do, it being the intention that said Attorney-In-Fact shall have the broadest possible power and authority to make all decisions and do all lawful acts as said Attorney-In-Fact in its sole discretion may deem desirable, appropriate or necessary in connection with any of the Policies or Reinsurance Agreements.

          That said Attorney-in-Fact shall have full power of substitution and full power to appoint and discharge any subagent or subagents without any consent or approval of Lincoln or any of its successors or assigns with respect to the Attorney-In-Fact's authority hereunder. The said Attorney-In-Fact is assignee of all of the Lincoln's rights and interest in the Policies and Reinsurance Agreements, and, therefore, it is agreed that this Power of Attorney is coupled with an interest and irrevocable. This Power of Attorney shall survive any dissolution, liquidation, merger or consolidation of Lincoln and shall be binding upon all successors and assigns of Lincoln, each of which together with Lincoln hereby forever waives any and all rights to revoke this Power of Attorney or any of the powers conferred upon said Attorney-In-Fact hereby or to appoint any other person to execute the said power and also waives and renounces all rights to do any of the lawful acts which the said Attorney-In-Fact is authorized to perform by this Power of Attorney.

          This Power of Attorney shall remain in full force and effect for such period of time as said Attorney-In-Fact may, in its sole discretion, deem desirable, appropriate or necessary to do any and all acts, in connection with any such Policies or Reinsurance Agreements, and may be terminated only upon written notice of termination given by said Attorney-In-Fact to Lincoln or its successors or assigns. Notwithstanding any provision to the contrary, this Power of Attorney shall terminate automatically upon termination of the Essex Cover.

          Effective as of _____________, 19__


Attest:                                LINCOLN INSURANCE COMPANY


                                       By:
------------------------------            ----------------------------------
                                       Secretary (or Assistant Secretary)

                                       Its:
                                           ---------------------------------



State of Delaware )
County of__________ )


Personally came before me this ______ day of _______________, 19__, the above-named ________________ and ___________________, Secretary (or Assistant
Secretary) respectively, of Lincoln Insurance Company.




                                       -------------------------------------
                                                   Notary Public

                                  Schedule 6.4
                              Continuing Agreements

The Essex Reinsurance Agreement will continue
The Tax Allocation Agreement will not continue but as between Lincoln Insurance Company and Markel Corporation obligations shall be determined in accordance with the Tax Allocation Agreement as in effect until its date of termination

                                  Schedule 9.1
                          Restricted Lines of Insurance

Alarm Installation &       Schools/Clubs              Private Horse Owners'
Monitoring Contractors                                Liability
                           Health Clubs
Amusement Centers                                     Restaurants, Bars &
                           Homeowners'                Taverns
Architects & Engineers     Associations
                                                      Service & Maintenance
Automobile Lenders         Horse Farm Packages        Contractors

Automobile Parts           Horse Mortality            Show Animal Club
  Manufacturers
                           Insurance Agents and       Special Property
Bicycle Manufacturers      Brokers
                                                      Special Risk Accident
Boy's & Girl's Clubs       Insurance Company          & Medical
                           E&O/D&O
Children's Camps                                      Sporting Goods
                           Lawyers Professional       Manufacturers
Child Care Centers         Liability
                                                      Sports Camps
College Student            Low Value Dwelling
Accident and Health                                   Tanning & Toning
                           Martial Arts Schools       Salons
Commercial Auto
                           Medical Malpractice        Toy Manufacturers
Comm. Equine Liability
                           Medical Malpractice:       Vacant Property
Contract Surety            Hard-to-Place Doctors
                                                      Watercraft
Dance/Exercise Schools     Mobile Homeowners          (Commercial)

Detective & Security       Mobile Home Parks          Watercraft (Personal)
Guards
                           Motorcycles
Directors & Officers
Liability                  Mutual Funds and
                           lnvestment
Employment Practices       Advisors E&O/D&O
Liability
                           Nursing Homes
Family Entertainment
Ctrs.                      Pawn Shops

General Contractors        Performing Arts Groups

Gymnastics